UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2023
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300
N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market
Depositary shares of 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock	AGNCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD Disclosure.

Executives of AGNC Investment Corp. (the “Company”) may discuss the following information regarding performance, among other topics, at upcoming investor meetings and conferences:

a.Tangible book value per common share. As of February 9, 2023, AGNC’s tangible book value per common share was estimated to be between $10.80 and $10.90, compared to $9.84 per common share as of December 31, 2022. This estimate of tangible net book value per common share is calculated net of the Company’s January 2023 dividend of $0.12 per common share, which had a January 31, 2023 record date and was paid on February 9, 2023.
b.Investment Portfolio. As of February 9, 2023, AGNC’s total investment portfolio was estimated to be approximately $65.2 billion at fair value and $67.8 billion at par value, compared to $59.5 billion and $62.5 billion, respectively, as of December 31, 2022.
c.At Risk Leverage. As of February 9, 2023, AGNC’s tangible net book value “at risk” leverage was estimated to be approximately 7.5x, compared to AGNC’s tangible net book value “at risk” leverage of 7.4x as of December 31, 2022.1
d.Common Shares Outstanding. As of February 9, 2023, AGNC had 574.7 million common shares issued and outstanding, virtually unchanged from 574.6 million common shares issued and outstanding as of December 31, 2022.2

The estimates provided above are based on the views and assumptions of Company management using information currently available to them. This information is unaudited and has not been verified or reviewed by any third party, including the Company's independent auditors. Estimates are subject to inherent uncertainties, and investors should not place undue reliance on them. The Company undertakes no obligation to update or revise these estimates.

This information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements
This filing contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities (including the levels of market volatility and transaction price discovery), and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1.    Tangible net book value "at risk" leverage as of the date reported was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
2.    Share count excludes shares to be issued on February 15, 2023 to employees for vesting of performance grants made in February 2020 and as reflected in Form 4 filings made on January 27, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: February 13, 2023	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary